UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2025

IAC Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 16, 2025, the Board of Directors (the “Board”) of IAC Inc. (‘‘IAC” or the ‘‘Company”) authorized an increase (the “Additional Authorization”) in its share repurchase program (the “Share Repurchase Program”), pursuant to which the Company may repurchase up to an additional 10 million shares. As a result of the Additional Authorization, as of the date of this current report, the Company has approximately 10.2 million shares available for repurchases under the Share Repurchase Program.

The timing and amount of repurchases will depend on a variety of factors, including ongoing assessments of the capital needs of the business, share price, trading volumes and general market conditions. The Share Repurchase Program will be conducted in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act”). Shares of IAC common stock may be repurchased from time to time on the open market, in privately negotiated transactions or otherwise, including pursuant to one or more trading plans adopted in accordance with Rule 10b5-1(c) under the Exchange Act.

The information in Item 7.01 of this Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC Inc.

By:	/s/ KENDALL HANDLER
Name:	Kendall Handler
Title:	Executive Vice President, Chief Legal Officer & Secretary

Date: March 17, 2025

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